                                                                   Exhibit 23.02

                      [MOFFITT & COMPANY, P.C. LETTERHEAD]


April 17, 2000



iBIZ Technology Corp.
1919 West Lone Cactus Drive
Phoenix, AZ 85027

Dear Sir or Madam:

We hereby consent to the incorporation of our audited financial statements for the fiscal years ended October 31, 1997 and October 31, 1998, dated June 14, 1999, and reissued on November 22, 1999, audited financial statements for the fiscal year ended October 31, 1999, dated January 10, 2000; and reviewed financial statements for the fiscal quarter ended January 31, 2000, in the Form SB-2 Registration Statement, and all amendments thereto filed with the Securities and Exchange Commission.

Yours Very Truly,



/s/ Stanley M. Moffitt

Stanley M. Moffitt, CPA
Moffitt & Company, P.C.